UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                         ------------------------------
         Date of report (Date of earliest event reported): July 29, 2005

                         NORTH CENTRAL BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

           Iowa                         0-27672                  42-1449849
(State or other jurisdiction          (Commission              (IRS Employer
     of incorporation)                File Number)           Identification No.)

                    c/o First Federal Savings Bank of Iowa,
                   825 Central Avenue, Fort Dodge, Iowa 50501
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (515) 576-7531

                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 2.02      Results of Operations and Financial Condition

     On July 29, 2005, North Central Bancshares, Inc. (the "Company") announced its earnings for the second quarter of 2005. A copy of the press release dated July 29, 2005, describing the second quarter earnings is attached as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits

(c)    The following exhibit is furnished with this Report:

             Exhibit No.   Description
             -----------   -----------

             99.1          Press release issued by the Company on July 29, 2005.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                         NORTH CENTRAL BANCSHARES, INC.




                         By:    /s/ David M. Bradley
                                -----------------------------------------------
                         Name:  David M. Bradley
                         Title: Chairman, President and Chief Executive Officer



Date: July 29, 2005

                                  EXHIBIT INDEX

Exhibit No.                         Description
-----------                         -----------
    99.1                Press Release dated July 29, 2005.

Exhibit 99.1    Press Release
PRESS RELEASE
July 29, 2005

                                 For further information contact:
                                 David M. Bradley
                                 Chairman, President and Chief Executive Officer North Central Bancshares, Inc.
                                 825 Central Avenue
                                 Fort Dodge, Iowa 50501
                                 515-576-7531


NORTH CENTRAL BANCSHARES, INC. ANNOUNCES RESULTS FOR SECOND QUARTER 2005

Fort Dodge, Iowa -- North Central Bancshares, Inc. (the "Company") (Nasdaq:
FFFD), the holding company for First Federal Savings Bank of Iowa (the "Bank"), announced today that the Company earned $0.65 diluted earnings per share for the quarter ended June 30, 2005, compared to diluted earnings per share of $0.91 for the quarter ended June 30, 2004. The Company's net income was $1.03 million for the quarter ended June 30, 2005, as compared to $1.48 million for the quarter ended June 30, 2004. The reduction in earnings for the quarter was due primarily to an other-than-temporary impairment, non-cash, after-tax charge of $424,500 on two securities discussed in greater detail below. Absent the impairment charge, the Company's net income was $1.46 million, or $0.92 diluted earnings per share for the quarter ended June 30, 2005.

The Company earned $1.34 diluted earnings per share for the six months ended June 30, 2005, compared to diluted earnings per share of $1.64 for the six months ended June 30, 2004. The Company's net income was $2.11 million for the six months ended June 30, 2005, as compared to $2.70 million for the six months ended June, 30, 2004. The reduction in earnings for the six months was due primarily to an other-than-temporary impairment, non-cash, after-tax charge of $653,500 on three securities discussed in greater detail below. Absent the impairment charge, the Company's net income was $2.76 million, or $1.75 diluted earnings per share for the six months ended June 30, 2005.

Net interest income for the quarter ended June 30, 2005 was $3.54 million, compared to net interest income of $3.36 million for the quarter ended June 30, 2004. The increase in net interest income was due primarily to an increase in interest-earning assets, offset in part by a decrease in the net interest margin. The net interest spread of 2.88% for the quarter ended June 30, 2005 represented a decrease from the net interest spread of 2.96% for the quarter ended June 30, 2004. The net interest margin of 3.13% for the quarter ended June 30, 2005 represented a decrease from the net interest margin of 3.20% for the quarter ended June 30, 2004.

Net interest income for the six months ended June 30, 2005 was $6.98 million, compared to net interest income of $6.64 million for the six months ended June 30, 2004. The net interest spread of 2.87% for the six months ended June 30, 2005 represented a decrease from the net interest spread of 2.97% for the six months ended June 30, 2004. The net interest margin of 3.12% for the six months ended June 30, 2005 represented a decrease from the net interest margin of 3.22% for the six months ended June 30, 2004.

                                     -MORE-

The Company's provision for loan losses was $70,000 and $50,000 for the quarters ended June 30, 2005 and 2004, respectively. The Company establishes provisions for loan losses, which are charged to operations, in order to maintain the allowance for loan losses at a level which is deemed to be appropriate based upon an assessment of prior loss experience, industry standards, past due loans, economic conditions, the volume and type of loans in the Bank's portfolio, and other factors related to the collectibility of the Bank's loan portfolio.

The Company's noninterest income was $1.28 million and $1.63 million for the quarters ended June 30, 2005 and 2004, respectively. The decrease in noninterest income was due to an other-than-temporary impairment of securities available-for-sale and decreases in abstract fees, loan prepayment fees, and other income, offset in part by increases in fees associated with checking accounts, including overdraft fees.

The Company's noninterest income was $2.46 million and $3.06 million for the six months ended June 30, 2005 and 2004, respectively. The decrease in noninterest income was due to an other-than-temporary impairment of securities available-for-sale and decreases in abstract fees, loan prepayment fees, other income, and mortgage banking income, offset in part by increases in fees associated with checking accounts, including overdraft fees.

During the quarter ended June 30, 2005 the Company recorded an other-than-temporary impairment, non-cash, after-tax charge of $424,500 or $0.27 per fully diluted share related to two Freddie Mac adjustable rate, perpetual preferred stocks with a face value of $2,499,000. These perpetual preferred stock issues are investment grade securities that are held in the Company's available-for-sale securities portfolio. The Company based the decision to record an other-than-temporary impairment charge on the facts and circumstances surrounding these two securities at this time, including the duration and amount of the unrealized loss in the securities, as well as the prospect for a change in market value within a reasonable period of time. The Company did not record an income tax benefit on this impairment amount. Absent this other-than-temporary charge, diluted earnings per share were $0.92 for the quarter ended June 30, 2005, an increase of 1.5% over the same period in 2004. In dollars, absent this other-than-temporary charge, earnings were $1.46 million, a decrease of 1.6% over the same period in 2004.

During the quarter ended March 31, 2005 the Company had recorded an other-than-temporary impairment, non-cash, after-tax charge of $229,000, or $0.15 per fully diluted share related to a $1,000,000 face value Freddie Mac adjustable rate perpetual preferred stock that declined in value due to decreased interest rates. The Company recorded an income tax benefit in the amount of $26,000 on this impairment amount. Absent the other-than-temporary charges, diluted earnings per share were $1.75 for the six months ended June 30, 2005, an increase of 6.5% over the same period in 2004. In dollars, absent the other-than-temporary charges, earnings were $2.76 million, an increase of 2.4% over the same period in 2004.

As of June 30, 2005, the Company owns two fixed rate perpetual preferred stock investments totaling $3.0 million in addition to the three Freddie Mac preferred stocks on which the Company has recorded impairments. These two fixed rate investments consist of a $2.0 million Freddie Mac preferred stock and a $1.0 million Fannie Mae preferred stock. The aggregate market value of these fixed rate preferred stocks is $180,000 greater than the Company's purchase price.

The Company's noninterest expense was $3.04 million and $2.75 million for the quarters ended June 30, 2005 and 2004, respectively. The increase in noninterest expense was due to increases in compensation and other operating expenses.

The Company's noninterest expense was $5.98 million and $5.62 million for the six months ended June 30, 2005 and 2004, respectively. The increase in noninterest expense was due to increases in compensation and other operating expenses.

The Company's provision for income taxes was $671,000 and $708,000 for the quarters ended June 30, 2005 and 2004, respectively. The decrease in the provision for income taxes was due to the decrease in the income before income taxes, offset in part by the lack of deductibility of the other-than-temporary impairment of securities available-for-sale.

The Company's provision for income taxes was $1.22 million and $1.28 million for the six months ended June 30, 2005 and 2004, respectively. The decrease in the provision for income taxes was due to the decrease in the income before income taxes, offset in part by the limited deductibility of the other-than-temporary impairment of securities available-for-sale.

Total assets at June 30, 2005 were $479.7 million as compared to $462.7 million at December 31, 2004. The increase in assets consisted primarily of increases in loans, cash, and fixed assets, offset in part by a decrease in securities available-for-sale. Net loans increased by $15.7 million, or 3.85% to $423.0 million at June 30, 2005 from $407.3 million at December 31, 2004. At June 30, 2005, net loans consisted of $198.7 million of one-to-four family real estate loans, $85.6 million of commercial real estate loans, $80.2 million of multi-family real estate loans, and $58.4 million of consumer loans. The increase in net loans was due primarily to the origination of one-to-four family real estate loans, the purchase of one-to-four family, multi-family, and commercial real estate loans, and the origination of second mortgage loans. These originations and purchases were offset in part by payments, prepayments, and sales of loans. Securities available-for-sale decreased $1.1 million, or 4.76%, to $22.0 million at June 30, 2005 from $23.1 million at December 31, 2004. The decrease in securities available-for-sale consisted primarily of a decrease in investments in mortgage-backed and municipal securities, offset in part by a decrease in unrealized losses.

Deposits increased $15.3 million, or 4.8%, to $331.6 million at June 30, 2005 from $316.3 million at December 31, 2004. The increase in the deposits was used primarily to fund loan growth.

Nonperforming assets were 0.29% of total assets as of June 30, 2005 compared to 0.37% of total assets as of December 31, 2004. The allowance for loan losses was $3.3 million, or 0.75% of total loans, at June 30, 2005, compared to $3.2 million, or 0.77% of total loans, at December 31, 2004.

Stockholders' equity was $43.5 million at June 30, 2005, compared to $41.5 million at December 31, 2004. Stockholders' equity increased by $2.0 million primarily due to earnings, the exercise of stock options, and a decrease in unrealized loss on securities available-for-sale, offset in part by declared dividends and stock repurchases. Book value, or stockholders' equity per share, at June 30, 2005 was $28.37 compared to $27.14 at December 31, 2004. The ratio of stockholders' equity to total assets was 9.1% at June 30, 2005, as compared to 9.0% at December 31, 2004.

All stockholders of record on June 15, 2005, received a quarterly cash dividend of $0.29 per share on July 6, 2005. As of June 30, 2005, the Company had 1,534,340 shares of common stock outstanding.

North Central Bancshares, Inc. serves north central and southeastern Iowa at ten full service locations in Fort Dodge, Nevada, Ames, Perry, Ankeny, Clive, Burlington, and Mount Pleasant, Iowa through its wholly-owned subsidiary, First Federal Savings Bank of Iowa, headquartered in Fort Dodge, Iowa.

The Bank's deposits are insured by the Federal Deposit Insurance Corporation up to the full extent permitted by law.

 Statements included in this press release and in future filings by North Central Bancshares, Inc. with the Securities and Exchange Commission, in North Central Bancshares, Inc. press releases, and in oral statements made with the approval of an authorized executive officer, which are not historical or current facts, are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. North Central Bancshares, Inc. wishes to caution readers not to place undue reliance on such forward-looking statements, which speak only as of the date made. The following important factors, among others, in some cases have affected and in the future could affect North Central Bancshares, Inc.'s actual results, and could cause North Central Bancshares, Inc.'s actual financial performance to differ materially from that expressed in any forward-looking statement: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in accounting standards, may adversely affect the business in which the Company is engaged; (6) competitors may have greater financial resources and developed products that enable such competitors to compete more successfully than the Company; and (7) adverse changes may occur in the securities markets or with respect to inflation. The foregoing list should not be construed as exhaustive, and North Central Bancshares, Inc. disclaims any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements, or to reflect the occurrence of anticipated or unanticipated events.

For more information contact: David M. Bradley, President and Chief Executive Officer, 515-576-7531

FINANCIAL HIGHLIGHTS OF NORTH CENTRAL BANCSHARES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Financial Condition

 (Unaudited)
 (Dollars in Thousands, except per share and share data)     June 30, 2005     December 31, 2004
                                                             -------------     -----------------
 Assets
    Cash and cash equivalents                                 $    9,991         $    7,918
    Securities available-for-sale                                 22,006             23,106
    Loans (net of allowance of loan loss of $3,268 and
       $3,235, respectively)                                     423,004            407,316
    Goodwill                                                       4,971              4,971
    Other assets                                                  19,730             19,424
                                                              ----------         ----------

      Total Assets                                            $  479,702         $  462,735
                                                              ==========         ==========
 Liabilities
    Deposits                                                  $  331,616         $  316,334
    Other borrowed funds                                         100,457            100,975
    Other liabilities                                              4,099              3,892
                                                              ----------         ----------
       Total Liabilities                                         436,172            421,201

 Stockholders' Equity                                             43,530             41,534
                                                              ----------         ----------

    Total Liabilities and Stockholders' Equity                $  479,702         $  462,735
                                                              ==========         ==========

 Stockholders' equity to total assets                               9.07%              8.98%
                                                              ==========         ==========

 Book value per share                                         $    28.37         $    27.14
                                                              ==========         ==========

 Total shares outstanding                                      1,534,340          1,530,530
                                                              ==========         ==========

Condensed Consolidated Statements of Income
(Unaudited)
(Dollars in Thousands, except per share data)

                                                                For the Three Months                   For the Six Months
                                                                   Ended June 30,                        Ended June 30,
                                                              2005               2004               2005               2004
                                                          -----------------------------------------------------------------------
 Interest income                                          $     6,620         $     6,163       $    12,955         $    12,263
 Interest expense                                               3,082               2,803             5,979               5,620
                                                          -----------         -----------       -----------         -----------
     Net interest income                                        3,538               3,360             6,976               6,643
 Provision for loan loss                                           70                  50               120                 110
                                                          -----------         -----------       -----------         -----------
     Net interest income after provision for loan loss          3,468               3,310             6,856               6,533
 Noninterest income                                             1,280               1,632             2,458               3,064
 Noninterest expense                                            3,044               2,753             5,982               5,616
                                                          -----------         -----------       -----------         -----------
     Income before income taxes                                 1,704               2,189             3,332               3,981
 Income taxes                                                     671                 708             1,224               1,283
                                                          -----------         -----------       -----------         -----------
     Net income                                           $     1,033         $     1,481       $     2,108         $     2,698
                                                          ===========         ===========       ===========         ===========

 Basic earnings per share                                 $      0.67         $      0.95       $      1.38         $      1.72
                                                          ===========         ===========       ===========         ===========
 Diluted earnings per share                               $      0.65         $      0.91       $      1.34         $      1.64
                                                          ===========         ===========       ===========         ===========

                                                            For the Three Months                    For the Six Months
Selected Financial Ratios                                       Ended June 30,                         Ended June 30,

                                                           2005                2004               2005               2004
                                                       ----------------------------------------------------------------------
Performance ratios
    Net interest spread                                    2.88%               2.96%              2.87%               2.97%
    Net interest margin                                    3.13%               3.20%              3.12%               3.22%
    Return on average assets                               0.87%               1.34%              0.90%               1.24%
    Return on average equity                               9.58%              14.30%              9.89%              12.96%
    Efficiency ratio (noninterest expense divided by
      the sum of net interest income before provision
      for loan losses plus noninterest income)            63.18%              55.14%             63.41%              57.85%